Exhibit 23

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the use in this Annual Report (Form 10-K) of Cognos Incorporated of our report dated March 28, 2003 included in the 2003 Annual Report to Shareholders of Cognos Incorporated.

Our audits also included the financial statement schedule of Cognos Incorporated listed in Item 16(a)1. This schedule is the responsibility of the Corporation’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-39562, 33-72402, 33-72404, 333-8552, 333-102793 and 333-102794) pertaining to the 1988-1993 Stock Option Plan, 1993-1998 Cognos Employee Stock Purchase Plan, the 1993-1998 Stock Option Plan, the 1997-2002 Stock Option Plan, the 2002-2005 Restricted Share Unit Plan, and the Adaytum, Inc. 1999 Stock Option Plan, respectively, and in the Registration Statement Form F-10 number 333-90870, of our report dated March 28, 2003 with respect to the consolidated financial statements of Cognos Incorporated included in the Annual Report (Form 10-K) for the year ended February 28, 2003.

/s/ Ernst & Young LLP

Ottawa, Canada	ERNST & YOUNG LLP
May 23, 2003	Chartered Accountants

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